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                                                                     EXHIBIT 9.1

                                   DEAN CALL
                             VOTING TRUST AGREEMENT
                     (RE:  HALL, KINION & ASSOCIATES, INC.)


          THIS AGREEMENT is entered into and effective this 15th day of January, 1996, between and among the following persons all of whom are shareholders of HALL, KINION & ASSOCIATES, INC., a California corporation (hereinafter referred to as the "Corporation"): VEDA SHIPPEN CALL; VEDA SHIPPEN CALL as custodian for JORDANA HALL under the California Uniform Transfers to Minors Act; VEDA SHIPPEN CALL as custodian for TEGAN HALL under the California Uniform Transfers to Minors Act; SHARIANNE HALL; AMANDA MARIE HALL BRUTON; DAVID DEAN CALL; MARNEE CALL SEAMONS; JOHN DURAND CALL; MARYANNE CALL GAINES; JAMES ELLIS CALL; DEANNA CALL STEWART; and PORTIA CALL BARNEY (hereinafter referred to as "Shareholders" and sometimes as "Certificate Holders"); and BRENDA HALL and VIRGIL HALL (hereinafter referred to as "Trustees").

          1.  EXCHANGE OF SHARES FOR VOTING TRUST CERTIFICATES.
              ------------------------------------------------

               a. Simultaneously with execution of this Agreement, the Shareholders shall deliver to the Trustees properly endorsed certificates for the number of common shares of the Corporation shown opposite their respective names below (hereinafter referred to as the "Shares"). The Trustees shall hold the Shares transferred to them in trust, subject to the terms of this Agreement. The Shareholders shall have no right to withdraw their Shares prior to termination of this Agreement as hereinafter provided.

               b. The Trustees shall cause the Shares to be transferred to them on the Corporation's books and records and shall issue and deliver to each of the Shareholders a voting trust certificate, in the form shown in Exhibit A to this Agreement, for the number of shares transferred to the Trustees.

          2.  TRUSTEES' POWERS ANAL DUTIES.
              ----------------------------

               a.   VOTING OF SHARES.  During the existence of this trust, the
                    ----------------
Trustees shall have the exclusive right to vote all Shares transferred to them in person or by proxy at all shareholder meetings and in all proceedings in which the vote or consent of shareholders may be required or authorized, and shall have all the rights, privileges, and powers of shareholders except as otherwise provided in this Agreement. With respect to the election of the Corporation's directors, and as to all other matters of any character whatsoever on which a shareholder vote or approval is required by the articles or bylaws of the Corporation or as a matter of law, or which is submitted to the shareholders for approval, the Trustees shall exercise such voting rights as they determine in the sound exercise of their discretion.

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               b.   NUMBER AND PERCENTAGE VOTE.  The number of Trustees under
                    --------------------------
this Agreement shall be two. The Trustees shall act by unanimous vote in exercising any powers or taking any action under this Agreement.

               c.   OTHER TRUSTEE ACTIVITIES.  The Trustees may also be parties
                    ------------------------
to this Agreement as share owners holding voting trust certificates. Additionally, they may serve the Corporation as officers or directors or in any other capacity, and may receive compensation from the Corporation for such services.

               d.   SALE OF SHARES.  The Trustees shall have no authority to
                    --------------
sell or otherwise dispose of any shares transferred to them under this Agreement; provided, however, Certificate Holder may require that all or a portion of his or her Shares be sold by the Trustees (i) only in accordance with prior written instructions from the Certificate Holder and (ii) only after or in conjunction with an initial public offering of the Corporation's shares or in the event of a sale of all or substantially all of the business of the Corporation. In the event of a sale of Shares in accordance herewith, and in exchange for the net sales proceeds from the sale of said Shares, the Certificate Holder shall surrender to the Trustees his or her voting trust certificate properly endorsed.

               e.   COMPENSATION.  The Trustees shall receive no compensation
                    ------------
for their services except for reimbursement, by the Certificate Holders, of expenses incurred in the administration of their duties. However, this paragraph shall not affect the right of any Trustee to compensation from the corporation for services performed on its behalf in some other capacity (as officer, director, employee or otherwise).

               f.   TRUSTEES' LIABILITY.  The Trustees, and each of them, shall
                    -------------------
not be liable for any error of judgment or mistake of fact or law, or for any act or omission made in good faith in connection with their powers and duties under this Agreement, except for each Trustee's own willful misconduct or gross negligence. No Trustee shall be liable for the acts or omissions of any other Trustee or Trustees or for the acts or omissions of any employee or agent of any other Trustee or Trustees. The Trustees, and each of them, shall not be liable in acting on any notice, consent, certificate, instruction, or other paper or document or signature believed by them to be genuine and to have been signed by the proper party or parties. The Trustees may consult with legal counsel, and any of their acts or omissions made in good faith in accordance with the opinion of legal counsel shall be binding and conclusive on the parties to this Agreement.

               g.   REPLACEMENT OF TRUSTEES.  Any Trustee may be removed from
                    -----------------------
office by the vote of holders of voting trust certificates representing at least two-thirds (2/3rds) of the beneficial interests. In case of a Trustee's death, resignation, or inability to act, the remaining Trustee shall act as the sole Trustee. If there are no incumbent Trustees, the holders of voting trust certificates representing at least two-thirds (2/3rds) of the beneficial interests shall elect two Successor Trustees.

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          3.  TERMINATION.
              ------------

               a. This Agreement shall terminate five (5) years after the effective date of this Agreement or on any later date to which the term is extended, as provided below, without notice by or to, or action on the part of, the Trustees or the Certificate Holders.

               b. This Agreement may be terminated at an earlier date by the vote or written consent of Certificate Holders representing one hundred percent (100%) of the shares subject to this Agreement, upon ten days' written notice to the Trustees.

               c. As soon as practicable after termination of this Agreement, the Trustees shall redeliver share certificates representing the appropriate number of shares, properly endorsed for transfer, to the respective Certificate Holders of record, and the Certificate Holders shall surrender to the Trustees their voting trust certificates properly endorsed, together with payment of sums sufficient to cover any taxes and other expenses relating to the transfer or delivery of the share certificates.

               d. If any Certificate Holder refuses to surrender voting trust certificates in exchange for shares, or cannot be located, the Trustees may deliver the share certificates due that Certificate Holder to any bank or trust company in California, or to the Secretary of the Corporation, for the benefit of the person or persons entitled thereto, and thereupon shall be fully discharged with respect to those share certificates.

          4.   EXTENSION OF AGREEMENT.
               ----------------------

               a. The term of this Agreement, as prescribed in Paragraph 3, may be extended from the original termination date of this Agreement or from the termination date as last extended in accordance with this paragraph, provided that within two years before the date as originally fixed or as last extended, one or more Certificate Holders, by written agreement, and with the Trustees' written consent, extend the term of this Agreement with respect to their shares for an additional term not to exceed ten years from the expiration date then in effect.

               b. In the event of extension, duplicate copies of this Agreement and of the extension agreement shall be filed with the secretary of the Corporation and shall be open for inspection on the same conditions as the Corporation's record of shareholders.

          5.   WITHDRAWAL OF SHARES.
               --------------------

               No Certificate Holder may withdraw his or her shares from this Agreement until termination of this Agreement or unanimous consent of the Certificate Holders. Upon withdrawal of shares, the Certificate Holder shall surrender his or her voting trust certificates to the Trustees. The Trustees shall deliver the withdrawn shares properly endorsed for transfer as in the case of termination under Paragraph 3 above.

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          6.   NOTICES. DIVIDENDS, AND DISTRIBUTIONS.
               -------------------------------------

               a. The Trustees shall promptly forward copies of all notices, reports, statements, and other communications received from the Corporation to the Certificate Holders, indicating the date of receipt.

               b. The Trustees shall promptly distribute all dividends and other distributions received from the Corporation to the Certificate Holders in proportion to their respective interests.

               c. If any dividend or stock split consists of additional shares having voting rights, the Trustees shall hold these shares in trust subject to the terms of this Agreement, and shall issue new voting trust certificates, representing the additional shares, to the Certificate Holders in proportion to their respective interests.

          7.   VENTURE CAPITAL FINANCING.
               -------------------------

               The Shares subject to this Agreement shall be subject to all the terms, conditions, and covenants required by any venture capital, bank, or other financing which the Corporation may obtain.

          8.   NAME OF TRUST.
               -------------

               The trust created by this instrument shall be referred to as the DEAN CALL VOTING TRUST.

          9.   GOVERNING LAW.
               -------------

               It is the parties' intention that this Agreement meet the statutory requirements of California Corporations Code (S)706(b) and that this Agreement be construed in accordance therewith and under the laws of the State of California. If any action or proceeding is brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of California shall apply and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or proceeding may be initiated.


Dated:  January 15, 1996

TRUSTEES

/s/ Brenda Hall                              /s/ Virgil Hall
___________________________________          __________________________
BRENDA HALL                                  VIRGIL HALL

SHAREHOLDERS &                               NUMBER OF SHARES DEPOSITED:

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CERTIFICATE HOLDERS:

/s/ Veda Shippen Call                                          33,333
___________________________________
VEDA SHIPPEN CALL


/s/ Veda Shippen Call                                          33,333
___________________________________
VEDA SHIPPEN CALL as Custodian for
JORDANA HALL under the California
Uniform Transfers to Minors Act

/s/ Veda Shippen Call                                          33,333
___________________________________
VEDA SHIPPEN CALL as Custodian for
TEGAN HALL under the California
Uniform Transfers to Minors Act

/s/ Sharianne Hall                                             33,333
___________________________________
SHARIANNE HALL
                                                               33,333
/s/ Amanda Marie Hall Bruton
___________________________________
AMANDA MARIE HALL BRUTON
                                                               33,333
/s/ David Dean Call
___________________________________
DAVID DEAN CALL

/s/ Marnee Call Seamons                                        33,333
___________________________________
MARNEE CALL SEAMONS

/s/ John Durand Call                                           33,333
___________________________________
JOHN DURAND CALL

/s/ Maryanne Call Gaines                                       33,333
___________________________________
MARYANNE CALL GAINES

/s/ James Ellis Call                                           33,333
___________________________________
JAMES ELLIS CALL

/s/ Deanna Call Stewart                                        33,333
___________________________________
DEANNA CALL STEWART

/s/ Portia Call Barnet                                         33,333
___________________________________                            ------
PORTIA CALL BARNET

TOTAL                                                         399,996
                                                              =======


                                   DEAN CALL
                             VOTING TRUST AGREEMENT
                     (RE:  HALL, KINION & ASSOCIATES, INC.)



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Certificate No.  ___________
___________ Shares

          This certifies that the undersigned Trustees have received certificates for shares of common stock of HALL, KINION & ASSOCIATES, INC. (Corporation) from ________________ (Shareholder), and that the Trustees hold these shares subject to the terms and conditions of the Dean Call Voting Trust Agreement (the Agreement) entered into as of January 15, 1996 between and among VEDA SHIPPEN CALL; VEDA SHIPPEN CALL as custodian for JORDANA HALL under the California Uniform Transfers to Minors Act; VEDA SHIPPEN CALL as custodian for TEGAN HALL under the California Uniform Transfers to Minors Act; SHARIANNE HALL; AMANDA MARIE HALL BRUTON; DAVID DEAN CALL; MARNEE CALL SEAMONS; JOHN DURAND CALL; MARYANNE CALL GAINES; JAMES ELLIS CALL; DEANNA CALL STEWART; and PORTIA CALL BARNEY (Shareholders; Certificate Holders); and BRENDA HALL and VIRGIL HALL (Trustees). This certificate is Exhibit A to the Agreement. A copy of the Agreement is on file with the secretary of the Corporation.

          1. During the term of the Agreement, the Trustees shall be entitled to vote the shares covered by this certificate and to exercise only those rights, privileges, and powers of shareholders as provided in the Agreement.

          2. During the term of the Agreement, the Shareholders shall be entitled to all the benefits of the Agreement, and shall be subject to the terms and conditions arising from the deposit of their shares with the Trustees in accordance with the Agreement.

          3. This certificate is assignable, and a new certificate shall be issued only upon surrender to the Trustees of this certificate properly endorsed.

          4. Upon termination of the Agreement, and subject to the terms and conditions of the Agreement, the Trustees shall deliver to the Certificate Holders properly endorsed share certificates representing the number of shares owned by each Certificate Holder, and the Certificate Holders shall surrender their voting trust certificates to the Trustees, properly endorsed, together with payment of a sum sufficient to cover any taxes and other expenses relating to the transfer or delivery of the share certificates.

Dated:  _________________________


____________________________________    _____________________________
BRENDA HALL, Trustee                    VIRGIL HALL, Trustee

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